EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of our reports dated March 18, 2011, relating to the consolidated financial statements of Nordstrom, Inc. and subsidiaries, and the effectiveness of Nordstrom, Inc.’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of Nordstrom, Inc. for the year ended January 29, 2011.

/S/ DELOITTE & TOUCHE LLP

Seattle, Washington

March 23, 2011